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                                                                         EX.12.1

                      FIRST INDUSTRIAL REALTY TRUST, INC.

                      COMPUTATION OF RATIOS OF EARNINGS TO

                 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS(A)

                             (DOLLARS IN THOUSANDS)


                                             FOR THE
                                         SIX MONTHS ENDED
                                             JUNE 30,                   FOR THE YEAR ENDED DECEMBER 31,
                                       --------------------  -----------------------------------------------------
                                         1997       1996       1996       1995       1994       1993       1992
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------

Income (loss) (excluding interest
  income on U.S. government
  securities collateralizing the 1994
  Defeased Mortgage Loan) before
  disposition of interest rate
  protection agreement, gain on sales
  of properties, extraordinary items
  and minority interest..............  $  24,124  $  15,544  $  36,524  $  19,756  $   8,855  $  (3,399) $  (4,048)

Plus interest expense and
  amortization of deferred financing
  costs and interest rate protection
  agreements.........................     22,701     15,571     32,240     33,029     26,461     19,184     19,994
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------

Earnings (excluding interest income
  on U.S. government securities
  collateralizing the 1994 Defeased
  Mortgage Loan) before disposition
  of interest rate protection
  agreements, gain on sales of
  properties, extraordinary items,
  minority interest and fixed
  charges............................  $  46,825  $  31,115  $  68,764  $  52,785  $  35,316  $  15,785  $  15,946
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------

Fixed charges and preferred stock
  dividends (b)......................  $  22,181  $  17,619  $  36,660  $  33,821  $  26,511  $  19,197  $  20,277
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------

Ratio of earnings to combined fixed
  charges and preferred stock
  dividends (c)......................      2.11x      1.77x      1.88x      1.56x      1.33x         --(c)        --(c)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------


------------------------

(a) The Company completed its initial public offering on June 30, 1994. Information prior to the initial public offering includes the operations and accounts of the Company's predecessor and information subsequent to the initial public offering includes the historical operations and accounts of the Company.

(b) There was no preferred stock outstanding prior to November, 1995.


(c) Earnings represent earnings (excluding interest income on U.S. government securities collateralizing the 1994 Defeased Mortgage Loan) before disposition of interest rate protection agreements, gain on sales of properties, extraordinary items, minority interest and fixed charges. Fixed charges consist of interest expenses (excluding interest on the 1994 Defeased Mortgage Loan accruing after the date of defeasance), capitalized interest, and amortization of interest rate protection agreements and

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                      FIRST INDUSTRIAL REALTY TRUST, INC.

                      COMPUTATION OF RATIOS OF EARNINGS TO

                 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS(A)

                             (DOLLARS IN THOUSANDS)

    deferred financing costs. For the fiscal years ended December 31, 1993 and 1992, earnings were not sufficient to cover fixed charges. Additional earnings of $3.4 million and $4.3 million, respectively would have been required to achieve a ratio of 1.0 for such periods.